Exhibit 10.14

Exhibit 5.4(d)

Escrow Agreement

This Escrow Agreement (the “Agreement”) is made this 3rd day of June, 2014, by and between Westcott Products Corporation, a Delaware corporation (“Parent”); Jenson Services, Inc., a Utah corporation (“Jenson Services”); and Brunson Chandler & Jones, (the “Escrow Agent”).

RECITALS:

WHEREAS, Parent has entered into an Agreement and Plan of Merger (the “Merger Agreement”) between Parent; Dala Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”); Dala Petroleum, Inc., a Nevada corporation (“Company”) and wholly-owned subsidiary of Chisholm Partners II, LLC, a Louisiana limited liability company (“Company Shareholder” or “Sole Company Shareholder”); and Company Shareholder; and

WHEREAS, Jenson Services has agreed to deposit 200,000 shares of $0.001 par value common stock of Parent comprised of “restricted securities” as defined in Securities and Exchange Commission (the “SEC”) Rule 144 (the “Escrowed Shares”) to be held by the Escrow Agent for a period of two (2) years (the “Escrow Period”) as security for any claim against Parent related to its outstanding capitalization as described in Parent’s Information Statement dated and mailed to its shareholders on November 29, 2006, and filed with the SEC on November 28, 2006 (“Parent Information Statement”), or otherwise related to its capitalization, or any material breach of Parent’s representations and warranties contained in Section 3 of the Merger Agreement; and

WHEREAS, as a result of the “Re-capitalization” approved in the Parent Information Statement, the then outstanding common stock of Parent was reverse split on a basis of 250,000 for one, with each fractional share being rounded up to the nearest whole share, and immediately thereafter, a 200 for one dividend was declared, pro rata to all shareholders, with a mandatory exchange required to receive the dividend, and with appropriate adjustments to the capital accounts of Parent, and the Re-capitalization and deposit of the Escrowed Shares are believed to be more than sufficient to satisfy any claim for shares related to the capitalization issues outlined in the Information Statement; and

WHEREAS, the Escrow Agent has agreed to hold the Escrowed Shares for all purposes of this Agreement;

NOW, THEREFORE, IT IS AGREED:

1.

Deposit, Use and Return of Escrowed Shares

1.1

Jenson Services hereby deposits the Escrowed Shares with the Escrow Agent, to be held, disbursed, transferred, conveyed, cancelled or otherwise utilized by Parent for a period of two (2) years as security for any claim against Parent related to its outstanding capitalization as described in Parent Information Statement or otherwise related to its capitalization, or any material breach of Parent’s representations and warranties contained in Section 3 of the Merger Agreement.  Jenson Services shall require its authorized officers to sign such stock certificates as may be required by Parent or Escrow Agent to implement this Agreement and the utilization of the Escrowed Shares as contemplated hereunder, including having its officers duly authorized in appropriate corporate resolutions and the obtaining of “Medallion Signature Guarantees” of such signatures on any such stock certificates.

1.2

The Escrow Agent is empowered, without further qualification, to deliver to Parent the number of Escrowed Shares requested of Parent’s Board of Directors (the “Board”) to satisfy any claim made for shares of common stock by any person not listed on Parent’s shareholders list as of the Effective Date of the Merger Agreement (as defined therein), based solely on such Board’s good faith determination that any such claim is supported by reasonable evidence and should be honored.

1.3

The Escrow Agent is also empowered to deliver to Parent, subject to 15 days notice being provided to Jenson Services the (the “Demand Notice”) to allow it to cure any material default in any representations and warranties of Parent in Section 3 of the Merger Agreement, such portion of the Escrowed Shares as shall be equal to the damages actually caused by any such breach to Parent, with the valuation of the Escrowed Shares for any such purpose being: (i) during the first year of the Escrow Period, 50% of the average trading price of Parent common stock on its most recognized national market for the previous 10 days prior to the Demand Notice to Jenson Services, and (ii) during the second year of the Escrow Period, 100% of the average trading price of Parent common stock on its most recognized national market for the previous 10 days prior to the Demand Notice to Jenson Services (the “Determined Value”).

1.4

Any Escrowed Shares remaining at the end of the Escrow Period after satisfaction of any claims in Sections 1.1, 1.2 and 1.3, shall be promptly returned to Jenson Services.

2.

Escrow Agent Duties and Responsibilities

2.1

The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement, and no duties, obligations or responsibilities shall be inferred or implied against the Escrow Agent, and any permissive rights of the Escrow Agent hereunder shall not be construed as duties.  The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement by Parent of Jenson Services. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise, including, but not limited to the Merger Agreement transaction documents.  The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

2.2

The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectability of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent, and in the case of a check, has cleared and immediately available funds are available to the Escrow Agent, pursuant to this Agreement.

2.3

The Escrow Agent may execute or perform any duties under this Agreement either directly or through agents, designees, nominees, and assignees, and shall not be responsible for the actions of any such party appointed with due care.

2.4

The Escrow Agent may request that the Company deliver a certificate setting forth the names of individuals and or titles of officers authorized at such time to take specific actions pursuant to this Agreement and shall be entitled to rely upon such certificate until a new certificate is delivered to Escrow Agent.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire or investigate the validity, accuracy or content of any such document.

2.5

The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

2.6

The parties hereto agree that should any dispute arise with respect to the payment, ownership or right of possession of the Escrow Account, or if the Escrow Agent is uncertain as to its rights or duties hereunder, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its willful misconduct or gross negligence, all or any part of the Escrow Account until such dispute or uncertainty shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America, and a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to the Escrow Agent setting forth the resolution of the dispute. The Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings; provided, however, the Escrow Agent may, in its sole discretion, commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses, including attorney fees, incurred in connection with any such proceeding shall be paid by, and shall be deemed an expense of Parent and Jenson Services.

2.7

The Escrow Agent shall never be required to use or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. The Escrow Agent shall not be obligated to take any action which in its reasonable judgment would involve it in expense or liability unless it has been furnished with an indemnity or other security reasonably satisfactory to it.

2.8

In no event shall the Escrow Agent be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Escrow Agent has been advised of the possibility of such damages and regardless of the form of action.

2.9

The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

2.10

The Escrow Agent is authorized to obey and comply, in any manner it deems appropriate, with all writs, order, judgments, awards, decrees issued or process entered by any court, agency, arbitrator, or tribunal with respect to this Agreement.

2.11

The agreements set forth in this Section 2 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

3.

Fees and Indemnification of Escrow Agent

3.1

Parent agrees to pay the Escrow Agent $500 as compensation for its services as Escrow Agent, and to reimburse the Escrow Agent for all costs, fees and expenses incurred by the Escrow Agent in the performance of its duties hereunder.

Wire Instructions:

Brunson Chandler & Jones Trust Account

US BANK

170 South Main Street

Salt Lake City, Utah 84111

Routing: 124302150

Account: 153152343783

Swift: USBKUS44IMT

3.2

Parent and Jenson Services will reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability, claim, cost, damage or expense, including but not limited to attorney fees and costs, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement. Parent and Jenson Services agree to indemnify the Escrow Agent for any transfer or other taxes the Escrow Agent is obligated to pay on behalf of Parent or Jenson Services, respectively, only, in connection with this Agreement. Any payments of income from the Escrow Funds shall be subject to withholding regulations then in force with respect to U.S. taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrow Funds and is not responsible for any other tax reporting.

3.3

The Escrow Agent shall have a lien upon the Escrowed Shares (and all earnings thereon or additions thereto) held in the Escrow Account for any costs, expenses, fees or indemnification obligations that may arise under this Agreement that are not timely paid in full to the Escrow Agent (“Owed Amounts”). The Escrow Agent shall be entitled to debit and retain that portion of the Escrow Shares equal to the Determined Value of such Owed Amounts, until all such Owed Amounts have been paid in full. If property or securities are held in the Escrow Account, the Escrow Agent shall be entitled to sell, convey or otherwise dispose of such property or securities for such purpose.

3.4

The terms and obligations of this Section 3 shall survive the termination of this Agreement, the payment of all amounts hereunder and the resignation or removal of the Escrow Agent.

4.

Resignation of the Escrow Agent

The Escrow Agent shall have the right to resign upon 30 days written notice to Parent. In the event of such resignation, Parent shall appoint a successor escrow agent hereunder by delivering to the Escrow Agent a written notice of such appointment.  Upon receipt of such notice, the Escrow Agent shall deliver to the designated successor escrow agent all money and other property held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever under this Agreement; provided, however, the Escrow Agent shall not be deprived of its compensation earned prior to such time.  If no successor escrow agent shall have been designated by the date specified in the Escrow Agent’s notice, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate and the Escrow Agent’s sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties hereto.  Additionally, if no successor escrow agent shall have been designated, the Escrow Agent may (i) at the expense of Parent, petition any court of competent jurisdiction for the appointment of a successor escrow agent, or (ii) deposit the Escrow Funds with a court of competent jurisdiction and thereafter have no further responsibilities or duties in connection therewith.

5.

Miscellaneous

5.1

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

5.2

This Agreement shall not be revoked, rescinded, amended, or modified as to any of its terms or conditions except by a writing signed by all of the parties hereto.

5.3

Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally, upon receipt of confirmation from the transmitting equipment if sent by facsimile or email, two days after being sent by a major overnight courier, or five days after being mailed by certified mail, return receipt requested, to the parties at their respective addresses set forth below (or at such other address as a party may specify by notice to the other):

If to Parent, to:

Westcott Products Corporation

P.O. Box 5375

Midland, TX  79704

If to Jenson Services, to:

Jenson Services, Inc.

4685 South Highland Drive, Suite 202

Salt Lake City, Utah 84117

If to the Escrow Agent, to:

Brunson Chandler & Jones, PLLC

175 S. Main St., 15th Floor

Salt Lake City, UT  84111

The parties hereto authorize the Escrow Agent to rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and Escrow Agent shall not be liable for any loss, liability or expense of any kind incurred by Parent, Jenson Services or any third party due to Escrow Agent’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the Escrow Agent, it being understood that the failure of the Escrow Agent to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute gross negligence or willful misconduct.

5.4

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to or application of its rules or principles of conflicts of law. Each of the parties hereto hereby irrevocably agrees that any action, suit or proceedings against any of them by any of the other aforementioned parties with respect to this Agreement shall be brought before the exclusive jurisdiction of the federal or state courts located in Salt Lake County, State of Utah, unless all the parties hereto agree in writing to any other jurisdiction. Each of the parties hereto hereby submits to such exclusive jurisdiction. Each party consents to service of process by certified or registered mail, return receipt requested, directed to the address last specified for notices. All parties hereto agree to waive the right to trial by jury to the fullest extent permitted by law. To the extent that in any jurisdiction, Parent or Jenson Services may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives such immunity.

5.5

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, and assigns. Notwithstanding any other provision contained herein, if the Escrow Agent consolidates with, merges or converts into, or transfers all or substantially all of its business to another entity, the successor without any further act shall be the successor Escrow Agent hereunder.

5.5

The failure of any party at any time or times to require performance of any provision hereunder shall in no way affect the right of such party at a later time to enforce the same. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver or any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

5.6

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.7

Nothing in this Agreement shall confer any rights, either express or implied, upon any person or entity, other than the parties hereto and their respective successors, permitted assigns, heirs, executors, personal representatives, administrators, and legal representatives.

5.8

If any provisions of this Agreement shall be declared by any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

5.9

Headings of the sections contained in this Agreement are solely for convenience or reference and shall not affect the meaning or interpretation of this Agreement.

5.10

Parent and Jenson Services each represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement by the Company or Jenson Services does not and will not violate any applicable law or regulation.

5.11

The parties hereto shall furnish the Escrow Agent upon execution of this Agreement, and as subsequently required, all appropriate U.S. tax forms and other information in order for the Escrow Agent to comply with U.S. tax or other regulations.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Parent:

________________________________

Name:

Title:

Jenson Services:

________________________________

Name:

Title:

Escrow Agent:

BRUNSON CHANDLER & JONES, PLLC

/s/ Callie Jones __________________

Name:  Callie Jones

Title: Partner